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                                                                     EXHIBIT 4.4

                               AMENDMENT NO. 1 TO
                          REGISTRATION RIGHTS AGREEMENT

         This Amendment No. 1 dated August 18, 2000 to the Registration Rights Agreement dated as of July 14, 2000, is by and between The Shaw Group Inc., a Louisiana corporation (the "Company"), and Stone & Webster, Incorporated, a Delaware corporation ("S&W" and, together with its subsidiaries set forth on the signature page hereto, the "Holders" and each, a "Holder").

         WHEREAS, the parties hereto (other than Stone & Webster Canada Limited) have entered into a Registration Rights Agreement dated as of July 14, 2000 (the "Agreement");

         WHEREAS, the parties hereto wish to amend the Agreement as set forth in this Amendment No. 1;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

         Section 1. The definition of Registrable Securities contained in
Section 1 of the Agreement is amended to read in its entirety as follows:

                           Registrable Securities: the 2,231,773 shares of Common Stock issued to the Holders pursuant to the Purchase Agreement (including the shares that are held in the Indemnity Deposit and the LC Deposit), and any Common Stock or other security issued or issuable with respect to such shares of Common Stock by reason of a dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization of the Company; provided, however, that a security ceases to be a Registrable Security when (i) a Registration Statement covering such Registrable Securities has been declared effective under the Securities Act by the SEC and such Registrable Securities have been disposed of pursuant to such effective Registration Statement, (ii) the entire amount of then outstanding Registrable Securities may be sold within a three-month period pursuant to Rule 144 (or any successor provision then in effect) promulgated under the Securities Act ("Rule 144"), (iii) such Registrable Securities have been sold to a Person other than a Holder or Subsidiary or Affiliate thereof pursuant to Rule 144 or (iv) such Registrable Securities are transferred to a Person other than a Holder or Subsidiary or Affiliate thereof in accordance with Section 9(b).

         Section 2. Each reference to the Agreement in the Agreement shall, unless the context otherwise requires, mean the Agreement as amended by this Amendment No. 1.

         Section 3. The Agreement, as amended hereby, is in all respects ratified, approved and confirmed.

         Section 4. This Amendment No. 1 shall be governed by and construed in accordance with the law of the State of Delaware without giving effect to its conflicts of laws principles.



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         Section 5. This Amendment No. 1 may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. This Amendment No. 1 may be executed by facsimile signature.

                            [signature page follows]



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         IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 as of the date first written above.

         STONE & WEBSTER, INCORPORATED

         By:
             ----------------------------------------------------------
         Name:
               --------------------------------------------------------
         Title:
                -------------------------------------------------------


         STONE & WEBSTER GROUP LIMITED



         By:
             ----------------------------------------------------------
         Name:
               --------------------------------------------------------
         Title:
                -------------------------------------------------------


         STONE & WEBSTER CANADA LIMITED



         By:
             ----------------------------------------------------------
         Name:
               --------------------------------------------------------
         Title:
                -------------------------------------------------------


         THE SHAW GROUP INC.

         By:
             ----------------------------------------------------------
         Name:
               --------------------------------------------------------
         Title:
                -------------------------------------------------------




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